THE INDEBTEDNESS EVIDENCED BY THIS NOTE MAY CONSITUTE A SECURITY WITHIN THE MEANING OF APPLICABLE SECURITIES LAWS AND, AS SUCH, HAS BEEN ISSUED WITH THE UNDERSTANDING THAT THE HOLDER IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

$100,000.00 Bio Preserve International

2889 152nd Avenue N.E.

Suite B

Redmond WA 98052

November 23, 1999

This Promissory Note and Security Agreement ("Note") is made and entered into this 23rd day of November 1999, by and between Bio-Preserve International Corporation, a Nevada corporation having its principal place of business at 2889 152nd Avenue N.E., Suite B, Redmond WA 98052 (the "Company") and the undersigned Holder of the Note ("Holder").

WHEREAS, the Company wishes to borrow from Holder and Holder wishes to lend the Company, funds to enable the Company to continue to operate its business until the Company can complete an equity financing.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1. Promissory Note. FOR VALUE RECEIVED, the Company promises to pay to Holder, or its order, at such place or places as Holder may from time to time designate in writing, the principal sum of one hundred thousand ($100,000) dollars. The principal shall be due and payable in full upon the earlier of the closing of the sale of at least $680,000 in equity securities by the Company pursuant to the Financing (as defined in Paragraph 3) or December 23, 2000 unless accelerated pursuant to the terms hereof. Interest shall be payable on the unpaid principal at the uncompounded rate of 3% per annum payable at the time of repayment of the principal.

2. Currency. All principal and interest due under this Note are payable in cash in lawful money of the United States of America.

3. Right of Exchange. Holder and the Company acknowledge that the Company intends to engage in a financing presently contemplated to involve the sale of approximately 136,000,000 shares of its common stock (the "Shares") at a price of $.005 per share (the "Financing"). Holder shall have the right, at its sole option, to deliver and exchange this Note as consideration and payment for that number of fully paid and nonassessable Shares (rounded down to the nearest full Share) determined by dividing the then principal amount of this Note with accrued interest by the per share purchase price of the Shares in the Financing. This right is expressly conditioned on Holder satisfying any and all applicable federal and state securities laws. The dollar amount of any fractional Share shall be payable in cash on the date the Financing is consummated. The right of exchange provided herein shall not be assignable without the prior written consent of the Company and any attempted assignment without such consent shall be null and void.

4. Right of Prepayment. At any time from the date hereof to the due date, the Company may prepay the entire principal sum and any interest accrued thereon, or any portion thereof, without penalty or restriction. Such prepayment shall not affect the right of Holder to tender this Note together with cash equal to such prepaid amounts as consideration for the Shares Holder is eligible to purchase under paragraph 3 above. Any prepayment shall be applied first to interest accrued but not yet paid, and then to principal.

5. Security Interest. As security for this Note, the Company hereby grants Holder a security interest in all assets of the Company including, without limitation, all goods, money, inventories, equipment, accounts, chattel paper and general intangibles including but not limited to those patents and letters of patent owned through Bio-Preserve Medical Corporation and described more fully on schedule A annexed hereto, together with the products and proceeds thereof (the "Collateral"). In the event of any default in the payment of this promissory note, the Holder or its agent shall have and may exercise any and all remedies of a secured party under the Washington Uniform Commercial Code, and any other remedies available at law or equity, with respect to the Collateral.

6. Absence of Liens; Aggregate Principal; Bankruptcy. The Company hereby represents and Warrants that all of the Collateral is free from any liens, encumbrances or security interests which rank on a parity with or prior to the security interest granted in Paragraph 5 above other than the security interest in the patents and letters of patents, held through its subsidiary Bio-Preserve Medical Corporation granted to Allied Resources, Inc. ("Allied") pursuant to a $130,000 Bridge Loan made to the Company by Allied.

The Company agrees that in the event of a default in its obligations to Holder hereunder, Holder may, in order to protect the security intend granted herein, pay any amounts due to Allied in order to discharge the Company's obligations to Allied. The Company further agrees that in the event of a default of its obligation to Allied, Holder shall have the right, but not the obligation, to repay any amounts due to Allied by the Company on the Company's behalf, in order to protect the security interest granted herein. In either case, the Company agrees to reimburse and indemnify Holder for any payments made to Allied in order to protect Holder's security interest in the assets. The Company further agrees to take any action reasonably requested by Holder (including making a directed payment on behalf of Holder to Allied) to effect the transactions contemplated in this Section 6.

The Company shall not to file a voluntary petition for bankruptcy under any chapter of the United States Bankruptcy Code within ninety days of the date hereof.

7. Financing Statement. The Company shall execute and file with the Washington

Secretary of State a financing statement on Form UCC-1 in favor of Holder (the

"Financing Statement") within three (3) business days of the date hereof. The

Company shall not encumber the Collateral in any manner inconsistent with the rights of the Holder hereunder.

8. Expenses; Waiver. If the principal and interest are not paid in full when they become due, the Company hereby agrees to pay Holder, in addition to such amounts owed pursuant to this Note, all costs and expenses of collection, including a reasonable sum for attorneys' fees as fixed by a court of competent jurisdiction.

The Company waives presentment for payment, protest, notice of protest and notice of nonpayment of this Note

9. Acceleration. Upon the occurrence of my material breach of the Company's representations and warranties set forth in this Note, the principal sum and all accrued interest thereon shall, upon written notice from Holder to the Company, become immediately due and payable.

10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

11. Counterparts. This Note may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

HOLDER: COMPANY:

Nextpath Techologies, Inc. Bio-Preserve International Corporation

By: /s/ Signed By: /s/ Nicholas Loebel

James Ladd Nicholas Loebel

CEO President

/s/ Fereydoon Sadri

Schedule A

Intellectual Property

Schedule A

Intellectual Property